Exhibit 99.1
Baird's 2011 Health Care Conference September 7, 2011

Select Medical Today 110 LTAC Hospitals with 4,627 beds in 28 States 952 Outpatient Rehab Clinics in 34 States and the District of Columbia $2.6 Billion Net Revenue LTM Q2 '11 $335 Million Pro Forma Adjusted EBITDA LTM Q2 '111 27,500 Employees in the United States 9 Inpatient Rehab Facilities (IRF) with 508 beds in 5 States and 4 Managed Rehab Units Note: Statistics as of June 30, 2011 1 Pro Forma Adjusted EBITDA per Credit Agreement Specialty Hospital Segment Outpatient Rehabilitation Segment 513 Contract Therapy locations in 31 states and the District of Columbia

Operating and Growth Strategy Organic Joint Venture Acquisition LTAC - maturing hospitals/census growth Regency- margin improvement Outpatient Rehab - margin improvement HealthSouth Draw on reputation for JV development Expand into existing and contiguous markets Focus on leading systems and university hospitals 1 to 2 per year Make opportunistic acquisitions Regency Hospital Company Sep. 2010

(2003) (1999) Strong Track Record of Growth Company has Struck the Right Balance of Both Organic and Acquisitive Growth De Novo - 63 specialty hospitals and 314 outpatient clinics opened since inception - Q2'11 Acquisitions - 86 specialty hospitals acquired since inception - Q2 '11 ATH and Intensiva (1998) LBO Outpatient Division IPO (2001) Founded (Nov 1996) (2005) IPO (2009) (2010) (2007) (2011)